Exhibit 99.1

Cautionary Note Regarding Forward-Looking Statements

This transcript contains "forward-looking statements," including statements we make regarding the outlook for Nuvectra as an independent publicly-traded company. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and therefore they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and may be outside of our control. Our actual performance may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made.  Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include: (i) our ability to successfully commercialize Algovita and to develop, complete and commercialize enhancements or improvements to Algovita; (ii) our ability to successfully compete with our current SCS competitors and the ability of our U.S. sales representatives to successfully establish market share and acceptance of Algovita, (iii) our ability to demonstrate the features, perceived benefits and capabilities of Algovita to physicians and patients in competition with similar products already well established and sold in the SCS market; (iv) our ability to anticipate and satisfy customer needs and preferences and to develop, introduce and commercialize new products or advancements and improvements to Algovita in order to successfully meet our customers’ expectations; (v) the outcome of our development plans for our neurostimulation technology platform, including our ability to identify additional indications or conditions for which we may develop neurostimulation medical devices or therapies and seek regulatory approval thereof; (vi) our ability to identify business development and growth opportunities and to successfully execute on our strategy, including our ability to seek and develop strategic partnerships with third parties to, among other things, fund clinical and development costs for new product offerings; (vii) the performance by our development partners, including Aleva Neurotherapeutics, S.A., of their obligations under their agreements with us; (viii) the scope of protection for our intellectual property rights covering Algovita and other products using our neurostimulation technology platform, along with any product enhancements or improvements; (ix) our ability to successfully build, attract and maintain an effective commercial infrastructure and qualified sales force in the United States; (x) our compliance with all regulatory and legal requirements regarding implantable medical devices and interactions with healthcare professionals; (xi) any product recalls, or the receipt of any warning letters, mandatory corrections or fines from any governmental or regulatory agency, and (xii) our ability to satisfy the conditions & covenants, including trailing six month revenue milestones, of our Credit Facility. Please see the sections entitled “Cautionary Statement Concerning Forward-Looking Statements" and “Risk Factors” in Nuvectra’s Registration Statement on Form 10 and in our other quarterly and periodic filings for a description of these and other risks and uncertainties.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Transcript:

Scott Drees, Chief Executive Officer, Nuvectra

Prior to joining Nuvectra as CEO, Mr. Drees was a founding partner of Algostim LLC and Pelvistim LLC and served as a full-time consultant to QiG Group LLC, a wholly-owned subsidiary of Greatbatch, Inc (now Integer Holdings), since 2009. From January 2008 to July 2015, Mr. Drees also served as the President and CEO of Neuromodulation Ventures, LLC, a private company focused on incubating new neurostimulation companies. Mr. Drees has 35 years of experience in the medical device industry and has spent his last 20 years focused on Neuromodulation markets and therapies. He has served in executive positions from 1996-2006, as founding Division President and, later Executive VP, Worldwide Sales & Marketing at Advanced Neuromodulation Systems, Inc (ANSI), a company acquired by St. Jude Medical, Inc. in 2005. Between 1981 and 1996, Mr. Drees held a variety of positions at St. Jude Medical, Boston Scientific and Johnson and Johnson’s Codman Division. Mr. Drees currently serves as a Director of Neuros Medical, Inc. a privately held neurostimulation company and was a founding member of the National Pain Foundation. He earned his B.S. Degree from St. Joseph’s University, Philadelphia.

TWST: Could you tell our readers what Nuvectra is and why you call yourselves a new kind of medical device company?

Mr. Drees: Nuvectra is a company dedicated to the field of neurostimulation and we have created a platform technology that allows us to address a number of growing and exciting indications in the field. Overall, the neurostimulation market totals approximately $2.7 billion and is continuing to meaningfully grow as physicians, payors, and patients become increasingly aware of the benefits of this therapy. We believe our platformhas the potential to serve patients within the spinal cord stimulation, sacral nerve stimulation and deep brain stimulation markets.

TWST: Is the platform you are describing the Algovita spinal cord stimulation system that has been approved both in Europe and in the United States?

Mr. Drees: Algovita is the first generation of the platform and is devoted specifically to spinal cord stimulation. The system has been approved by the FDA and by CE mark authorities, and is already on the market. This platform technology, which consists of implantable pulse generators, the engine of the system, leads that deliver the energy to nerve sites and the programmers and software, was designed to extend beyond spinal cord stimulation.

TWST: So the platform is malleable or adaptable to become a slightly different device if needed? Is that what you seem to imply?

Mr. Drees: Yes. We believe we have designed a robust and comprehensive neurostimulation system and that the technology and the intellectual property behind it can be modified for devices to treat additional indications in the long term and this is our platform strategy. As investors look at Nuvectra, what they should understand is that a world-class engineering team with many, many years of experience in the neurostimulation arena combined with a world-class group of clinician partners created this platform. While we are currently focused exclusively on the commercialization of the platform within the spinal cord stimulation space, which is the largest market, we certainly look ahead to leveraging this unique platform to change the lives of many more patients, primarily in the sacral nerve and deep brain stimulation markets.

TWST: Do you own the IP now outright or share it with Greatbatch?

Mr. Drees: Nuvectra is the owner of the intellectual property that relates to our product platform. We have granted a license to Greatbatch, which would allow them to utilize our core platform intellectual property but only outside the field of neurostimulation.

TWST: Can you briefly describe what the spinal cord stimulation system does and how it might be an advance over standard or care?

Mr. Drees: The current SCS device contains our powerful implantable pulse generator (IPG), which is the engine of the system. The Algovita IPG has 24 channels each of which has a separate power source, allowing clinicians to cover the painful target area and more efficiently dial in the SCS therapy. The IPG also has the broadest parametric ranges in its class and a number of additional leverageable features that we believe can be utilized over time. The second Algovita differentiator is our stretchable 12 contact leads. The industry standard has been eight contact lead constructs that were not stretchable. In response to more than 20 years of physician feedback, we designed and now offer body movement compliant, stretchable leads. The third piece of the system that we think is particularly unique is our external programmers, all of which work wirelessly. Our wireless clinician programmer and patient programmers are state of the art in terms of color, touch screen capability, and intuitive ease of use. We also created a discrete, on-the-go patient key fob programmer so patients have control of their therapy on a daily, hourly or minute-by-minute basis to turn stimulation on, off, up or down. We believe we have a lot of differentiating features, and when we talk about these features with our clinician customers, they get excited about them.

TWST: So this is a pain control mechanism for a certain type of patient and that patient is now reliant on what to deal with the pain?

Mr. Drees: Our spinal cord stimulation device is designed and approved for patients with chronic intractable pain of the trunk and/or limbs. The vast majority of these patients suffer from back and/or leg pain, and the device overrides the pain signal to the brain so that patients feel a smooth comfortable tingling or paresthesia feeling as opposed to the pain. The stimulation is used on demand so the patient has the ability to, like I said, turn the stimulation on, off, up or down as needed. One of the real goals with SCS therapy is to dramatically reduce, if not eliminate, the use of opioids and other strong narcotics.

TWST: Would you talk broadly your last fiscal year revenues and would they be attributable to this single device?

Mr. Drees: No, they weren't, and maybe the easiest thing for me to do is to quickly break down our first quarter results. Given the recent commercialization of the Algovita system, our first quarter results were modest at $2.1 million. The main component of that number was $1.1 million from our NeuroNexus subsidiary. About $500,000 was attributed to the development and engineering services that we provide to one of our partners, Aleva Neurotherapeutics, and the third piece was about $400,000 in revenues for sale of our Algovita system to our distributor in Germany.

TWST: What is the potential universe of patients that would need this device do you think worldwide or in the US?

Mr. Drees: The potential universe of patients with chronic pain of trunk/limbs that could be candidates for our device is very large. In the U.S., only about 50,000 patients were implanted last year, which we believe means there is significant room for growth. The SCS market is believed to be about $1.7 billion on a worldwide basis, split between the US at about $1.2 billion and all international markets at about $500 million. A number of competitors have said publicly that the industry as a whole for chronic pain and spinal cord stimulation is still believed to be less than 10% penetrated.

TWST: Do you have reimbursement coverage?

Mr. Drees: Yes, we have reimbursement coverage in all major CE mark European countries as well as long-term reimbursement coverage for spinal cord stimulation in the US.

TWST: What kind of competition are you dealing with, either people who have something in development or they're already marketing something like yourself?

Mr. Drees: The current competitors are three long-term players and one newcomer. The company that developed this therapy from its inception is Medtronic and their neurostimulation business is a key competitor. Boston Scientific and St. Jude Medical also compete. These three are the major competitors. Nevro Corporation is a relatively new spinal cord stimulation company that is entering this market with a new electroceutical prescription that they refer to as 10k.

TWST: Some of those companies have deep pockets so how are you differentiating yourself?

Mr. Drees: We believe that we differentiate ourselves with our platform technology. Our platform technology is feature-rich and offers a broad range of options and programming parameters.. From a long-term perspective, our next step is to continue building out a world-class sales and marketing organization to give us the footprint required to call-on and support the breadth of SCS physicians and patient customers over time. Fortunately, our executive leadership team has over 150 years of neurostimulation experience and many members of the team, including myself, are seasoned veterans in the neurostimulation industry.

TWST: Are you going to try to compete in some way based on the fact that you're focusing so intently on this one market initially and also by servicing people better?

Mr. Drees: Physicians are intrigued with our flexible (stretchable) leads that we offer, which we believe makes them much more likely to offer our device for trial as an alternative to other competitors. The industry has tried for years to achieve this, and we have finally done so. The problem of lead migration and breakage in the industry is real. We believe our solution addresses these issues and should lead to better outcomes for patients and physicians over time. Service and local representation are also a very big part of this business. The vast majority of our sales team are people who are already skilled in selling spinal cord stimulation devices and have physician networks that are long and deep. From a growth perspective, the spinal cord stimulation market is still growing and the physician base has a proven propensity to gravitate towards new technology. Interventional Pain Physicians are not afraid to try new technology when it is differentiated and offers a unique alternative, as ours does.

TWST: You have this subsidiary that you attributed some revenues to called NeuroNexus. Can you describe what that is and whether it's working on anything that's novel or promising?

Mr. Drees: We're very excited about our NeuroNexus subsidiary. It's basically a team of neuroscience and PhD biomedical engineers who created a whole cascade of products that support neural animal studies and research all over the world. The customer base that they serve represents the top neuroscience labs, and the vast majority of products they make for those labs are custom neurostimulation probes and recording devices. So not only do we get to see what's going on, but we actually get insight into many early research experiments that are taking place in our field. From a technology perspective, NeuroNexus has a patent-rich pedigree and it is particularly skilled at MEMS-based lead and probe technology. This technology allows Nuvectra to think about how we might miniaturize our patient-focused products to reach new neural targets in the future.

TWST: What is your growth strategy? Can you talk about possible new indications as well as possible co-developments in terms of collaborations or partnerships that you might be seeking?

Mr. Drees: We have both. Like I said, our first step out is to utilize and commercialize our neurostimulation platform for spinal cord stimulation, which is the Algovita system. Our next step will be to modify that system for utilization in sacral nerve stimulation for the control of bladder and fecal incontinence disorders. From a partnership perspective, we also have a development agreement with a Swiss company named Aleva Neurotherapeutics. Aleva has a new directSTIMTM MEMS-based lead technology designed for deep brain stimulation. We are working with Aleva to connect our platform technology with their leads in order to pursue deep brain stimulation opportunities.

TWST: What is your biggest challenge right now and what are you doing to address it?

Mr. Drees: The biggest challenge right now is executing our commercial strategy. The good news is that from a spinal cord stimulation perspective, the product is approved and we are selling in the market. Since our spin-off from Greatbatch on March 14th, we have been focused on hiring and training our sales team, and putting feet-on-the-street to go out and tell the Algovita story and start to generate revenue. Once we have the sales team in place, our second priority will be to introduce clinical studies that build credibility for our therapy. Our third focus is to complete our sacral nerve stimulation system for submission to FDA and CE authorities as soon as possible.

TWST: So for growing in the immediate near future via these post-marketing studies, etcetera, can you finance this all yourself? Are you looking for any collaborator?

Mr. Drees: At present, we are in good shape. We spun with a $75 million cash contribution from Greatbatch. We also have a credit facility that consists of term loan facilities of $40 million, $25 million of which is subject to achieving specified revenue targets, and a $5 million revolver.

TWST: What do you want a potential investor in Nuvectra Corporation to know today?

Mr. Drees: First of all, they need to know that we believe the neurostimulation market overall is a great market. It does fantastic things for patients and it is largely underpenetrated and still growing. All the approved indications have strong reimbursement because the therapy does work, and the government believes in it. Quite frankly, we believe that the impact neurostimulation solutions can make on patients' lives, whether it is in significantly diminishing or taking their pain away, fixing their incontinence issues or helping them to dramatically improve the horrible effects of Parkinson's disease is just enormous. The second thing I would like investors to know is that this team has done it before. We're neurostimulation veterans. We've been successful elsewhere and we believe that we can be successful in the future. Lastly, we believe that our platform technology is robust and differentiated.

TWST: Is there anything else you wanted to add that we haven't talked about?

Mr. Drees: You have been pretty thorough, and I appreciate that. What I was also going to say is that the world of active implantable medical devices is sophisticated. The folks who do this are dedicated. We're passionate about what we do. We really want to make a difference for people and our long-term goal is to grow a great company over time.

TWST: Thank you.

Mr. Drees: Thank you.